Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to inclusion in this Registration Statement of Consumers Bancorp, Inc. on Form S-4 of our report dated September 12, 2018 on the consolidated financial statements appearing in this Registration Statement for the year ended June 30, 2018, and to the reference to us under the heading “Experts” in the proxy statement/prospectus.

/s/ Crowe LLP

___________________________

Crowe LLP

Cleveland, Ohio

August 15, 2019